EXHIBIT 99.1

[Kindred logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES SECOND QUARTER RESULTS

Company Re-establishes 2007 Earnings Guidance Following Pharmacy Spin-Off Transaction

and Introduces Preliminary 2008 Earnings Guidance

Board of Directors Authorizes up to $100 Million in Common Stock Repurchases

LOUISVILLE, Ky. (August 7, 2007) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2007. During the second quarter of 2007, the Company completed certain transactions related to the disposition of 22 nursing centers and one hospital. Accordingly, the Company’s historical consolidated results of operations and related statistics have been restated to reflect these facilities as discontinued operations for all periods presented.

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2007 increased 5% to $1.1 billion from $1.0 billion for the same period in 2006. Net income from continuing operations for the second quarter of 2007 totaled $9.7 million or $0.24 per diluted share compared to $26.5 million or $0.62 per diluted share in the second quarter of 2006.

Operating results for the second quarter of 2007 included certain items that, in the aggregate, reduced net income by $3.3 million or $0.08 per diluted share. These items included a pretax charge of $2.8 million for professional fees and other costs incurred in connection with the recently completed spin-off of Kindred’s institutional pharmacy business, and a pretax charge of $3.4 million for employee severance costs. The Company also recorded a pretax charge of $4.6 million related to an unfavorable judgment rendered in connection with a civil dispute with a hospital vendor. In addition, operating results for the second quarter of 2007 included pretax income of $5.5 million related to a favorable settlement of a rehabilitation therapy contract dispute from prior years.

For the six months ended June 30, 2007, consolidated revenues increased 8% to $2.2 billion from $2.0 billion in the first half of 2006. Net income from continuing operations totaled $26.2 million or $0.65 per diluted share for the first six months of 2007 compared to $50.7 million or $1.21 per diluted share in the same period a year ago.

Consolidated operating results for the first half of 2007 included certain items that, in the aggregate, reduced net income by approximately $5.8 million or $0.14 per diluted share. Operating results for the first half of 2006 included certain items that, in the aggregate, reduced net income by approximately $0.6 million or $0.01 per diluted share.

Discontinued Operations

As previously announced, the Company completed a transaction with Ventas, Inc. (“Ventas”) (NYSE:VTR) on June 29, 2007 in which the Company purchased for resale 21 nursing centers and one hospital. In addition, the Company terminated a nursing center lease with another landlord in the second quarter of 2007. For accounting purposes, the historical operating results of these facilities and related losses associated with their disposition have been classified as discontinued operations in the Company’s consolidated statement of operations for all periods presented.

In the second quarter of 2007, the Company reported a net loss from discontinued operations totaling $1.9 million or $0.05 per diluted share compared to net income of $3.5 million or $0.08 per diluted share in the second quarter of 2006. Operating results for the second quarter of 2006 included favorable pretax adjustments totaling $9.9 million ($6.1 million net of income taxes or $0.14 per diluted share) resulting from a change in estimate for professional liability reserves related to prior years.

For the first six months of 2007, the Company reported a net loss from discontinued operations of $3.3 million or $0.08 per diluted share compared to net income of $3.1 million or $0.07 per diluted share in the first half of 2006. Operating results for the first half of 2006 included favorable pretax adjustments totaling $16.9 million ($10.4 million net of income taxes or $0.25 per diluted share) resulting from a change in estimate for professional liability reserves related to prior years.

In the second quarter of 2007, the Company recorded a net loss of $69.7 million or $1.71 per diluted share related primarily to the divestiture transaction with Ventas. The Company expects to sell the 22 facilities acquired from Ventas and the related operations for $80 million to $90 million by the end of 2007.

Recent Developments

Board Authorization for up to $100 Million in Common Stock Repurchases

The Company also announced that its Board of Directors has authorized up to $100 million in common stock repurchases. The authorization allows for repurchases of up to $50 million of common stock during 2007 and the remainder during 2008. The Company intends to finance any repurchases from operating cash flows or from borrowings under its revolving credit facility. The authorization includes both open market purchases as well as private transactions.

Spin-off of Institutional Pharmacy Business

As previously announced, the Company completed the spin-off of its institutional pharmacy business on July 31, 2007 (the “Spin-off”). Following the Spin-off, the Company’s institutional pharmacy subsidiary was merged with the institutional pharmacy operations of AmerisourceBergen Corporation (NYSE:ABC) to form a new publicly traded company, PharMerica Corporation (“PharMerica”) (NYSE:PMC). In connection with these transactions, Kindred shareholders received approximately 50% of the common stock of PharMerica on a tax-free basis and the Company received a tax-free cash distribution of $125 million. These proceeds were used to repay borrowings under the Company’s revolving credit facility.

For accounting purposes, the Company’s institutional pharmacy business will not be accounted for as a discontinued operation. Accordingly, the Company’s historical consolidated results of operations will not be retroactively restated as a result of the Spin-off.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “Despite continued improvements in our nursing center business and solid performance from Peoplefirst rehabilitation services, our second quarter results were below our expectations due to softness in our hospital Medicare volumes and non-government rates. Excluding the Spin-off transaction costs, our KPS pharmacy business was negatively impacted by $1.3 million of additional bad debt costs and $0.5 million of additional reserves for Medicare Part D co-payment issues.”

Mr. Diaz further noted, “During the first half of 2007, we made progress on a number of fronts. Our overall operating results for the first half of 2007 were good and we completed several initiatives to better position the Company for future growth. The previously announced transaction to dispose of 11 under-performing nursing centers in the first quarter and the second quarter transaction with Ventas to eliminate another 22 under-performing facilities will enhance our future operations and allow management to focus on more profitable operations. In addition, the changes made to the Ventas master leases related to insurance requirements and bed management opportunities should provide additional future growth in our existing facilities. With respect to our ongoing development activities, we recently opened two new hospitals in Pittsburgh and Cleveland and we expect to add eight new hospitals to our portfolio over the next two years. In addition, we are reviewing other opportunities to acquire nursing centers that will complement our strategic plan similar to the Ocadian and Commonwealth nursing center acquisitions that are performing well compared to plan. We also recently announced the acquisition of a nursing center/assisted living facility in Cleveland that fits into our cluster market strategy. Finally, we are excited about the recently completed spin-off of our KPS pharmacy business and the long-term growth prospects for our shareholders resulting from their equity interest in the new PharMerica.”

Mr. Diaz continued, “We believe that the underlying operating fundamentals of our hospital, nursing center and rehabilitation therapy businesses are solid and that our efforts related to quality, customer service and employee retention will continue to build value for all of our constituents. In addition, the recently announced enhancements to our credit facility will provide significant financial flexibility as we continue to pursue our strategic growth plan and seek ways to create additional value for shareholders.”

Earnings Guidance

Following the Spin-off, the Company re-established 2007 earnings guidance for its continuing operations and introduced preliminary continuing operations earnings guidance for 2008. The Company’s prior earnings guidance for 2007 continuing operations did not include the impact of the Spin-off.

For 2007, the Company expects consolidated revenues to approximate $4.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range from $556 million to $563 million. Unallocated corporate overhead (included in operating income) is expected to approximate between $150 million to $152 million. Rent expense is expected to approximate $349 million, while depreciation, amortization and net interest expense is expected to approximate $118 million. Net income from continuing operations for 2007 is expected to approximate $51 million to $55 million or $1.25 to $1.35 per diluted share (based upon diluted shares of 40.7 million).

The Company indicated that the 2007 earnings guidance includes the operations of KPS through July 31, 2007 but does not include any costs resulting from the Spin-off. The earnings guidance also excludes the employee severance costs and disclosed litigation items recorded in the second quarter of 2007. In addition, the Company’s 2007 earnings guidance also includes the estimated impact of the recent hospital Medicare reimbursement rule that is expected to reduce hospital revenues by approximately $22 million in the second half of 2007 (including the impact of a lower than expected market basket increase). The guidance does not include any other significant changes in reimbursements, the effects of any other material acquisitions or divestitures or the impact of the recently approved $100 million stock repurchase program.

Mr. Diaz remarked, “In the first half of 2007, we reported diluted earnings per share of $0.65, including the impact of disclosed items that reduced diluted earnings per share by $0.14. Over the balance of this year, we expect to report diluted earnings per share of $0.46 to $0.56 excluding one-time items. Further, as we previously indicated to investors and consistent with prior years, we expect that third quarter results will be seasonally weak followed by a strong rebound in the fourth quarter. In particular, we expect that diluted earnings per share in the third quarter of 2007 will approximate $0.05 to $0.10 per share and that diluted earnings per share in the fourth quarter of 2007 will approximate $0.41 to $0.46 per share. While it is our normal policy to provide annual earnings guidance, we are providing this information for the next two quarters in light of the complexities associated with the Spin-off.”

With respect to the Company’s re-established earnings guidance for 2007, Mr. Diaz continued, “Despite our earnings shortfall in the second quarter, our new annual 2007 earnings guidance that reflects the Spin-off is substantially equivalent to our prior guidance of $1.50 to $1.60 per diluted share that assumed a full year of KPS operations. The loss of KPS operations for the last five months of 2007 reduced prior earnings guidance by approximately $0.30 per diluted share. However, the interest savings from the $125 million tax-free distribution, expected overhead reductions and the favorable impact of the information services agreement with PharMerica should add $0.10 to $0.15 per diluted share to our earnings in the second half of 2007.”

For 2008, the Company expects consolidated revenues to approximate $4.1 billion. Operating income is expected to range from $556 million to $563 million. Unallocated corporate overhead (included in operating income) is expected to approximate between $150 million to $152 million. Rent expense is expected to approximate $356 million, while depreciation, amortization and net interest expense is expected to approximate $116 million. Net income from continuing operations for 2008 is expected to approximate $48 million to $52 million or $1.15 to $1.25 per diluted share (based upon diluted shares of 41.7 million).

The Company indicated that the 2008 earnings guidance excludes the operations of the KPS institutional pharmacy business and does not include any unusual items. In addition, the guidance does not include any other significant changes in reimbursement, the effects of any material acquisitions or divestitures or the impact of the recently approved $100 million stock repurchase program.

Mr. Diaz commented, “We are providing our preliminary view of 2008 so that investors can better understand a full year of Kindred operations without the institutional pharmacy business. Looking forward, we are encouraged by the progress we’ve made in our three remaining business segments and the opportunities we have to further enhance shareholder value.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-

looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) the Company’s ability to complete the resale of facilities recently acquired from Ventas; (d) adverse developments with respect to the Company’s results of operations or liquidity; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE:KND) is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion that provides services in approximately 560 locations in 39 states. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, across the United States. Kindred’s 51,000 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues	$1,096,245	$1,040,814	$2,205,234	$2,037,938

Income from continuing operations	$9,643	$26,464	$26,168	$50,713
Discontinued operations, net of income taxes:
Income (loss) from operations	(1,874)	3,517	(3,300)	3,070
Loss on divestiture of operations	(69,702)	(308)	(76,968)	(151)

Net income (loss)	$(61,933)	$29,673	$(54,100)	$53,632

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.24	$0.64	$0.66	$1.29
Discontinued operations:
Income (loss) from operations	(0.05)	0.08	(0.08)	0.08
Loss on divestiture of operations	(1.76)	(0.01)	(1.95)	—

Net income (loss)	$(1.57)	$0.71	$(1.37)	$1.37

Diluted:
Income from continuing operations	$0.24	$0.62	$0.65	$1.21
Discontinued operations:
Income (loss) from operations	(0.05)	0.08	(0.08)	0.07
Loss on divestiture of operations	(1.71)	(0.01)	(1.91)	—

Net income (loss)	$(1.52)	$0.69	$(1.34)	$1.28

Shares used in computing earnings (loss) per common share:
Basic	39,591	41,695	39,403	39,150
Diluted	40,645	42,956	40,426	42,082

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenues	$1,096,245	$1,040,814	$2,205,234	$2,037,938

Salaries, wages and benefits	603,047	561,284	1,206,599	1,102,264
Supplies	181,121	165,313	362,756	326,438
Rent	88,273	71,235	172,945	136,906
Other operating expenses	177,587	168,209	360,021	330,394
Depreciation and amortization	30,388	28,664	58,590	55,428
Interest expense	2,692	3,533	6,287	6,182
Investment income	(3,617)	(3,443)	(7,450)	(7,133)

	1,079,491	994,795	2,159,748	1,950,479

Income from continuing operations before income taxes	16,754	46,019	45,486	87,459
Provision for income taxes	7,111	19,555	19,318	36,746

Income from continuing operations	9,643	26,464	26,168	50,713
Discontinued operations, net of income taxes:
Income (loss) from operations	(1,874)	3,517	(3,300)	3,070
Loss on divestiture of operations	(69,702)	(308)	(76,968)	(151)

Net income (loss)	$(61,933)	$29,673	$(54,100)	$53,632

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.24	$0.64	$0.66	$1.29
Discontinued operations:
Income (loss) from operations	(0.05)	0.08	(0.08)	0.08
Loss on divestiture of operations	(1.76)	(0.01)	(1.95)	—

Net income (loss)	$(1.57)	$0.71	$(1.37)	$1.37

Diluted:
Income from continuing operations	$0.24	$0.62	$0.65	$1.21
Discontinued operations:
Income (loss) from operations	(0.05)	0.08	(0.08)	0.07
Loss on divestiture of operations	(1.71)	(0.01)	(1.91)	—

Net income	$(1.52)	$0.69	$(1.34)	$1.28

Shares used in computing earnings (loss) per common share:
Basic	39,591	41,695	39,403	39,150
Diluted	40,645	42,956	40,426	42,082

7

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$17,559	$20,857
Cash – restricted	5,325	5,757
Insurance subsidiary investments	223,940	227,865
Accounts receivable less allowance for loss	617,254	588,166
Inventories	48,258	49,533
Deferred tax assets	105,984	62,512
Assets held for sale	76,946	9,113
Income taxes	4,806	10,652
Other	30,257	28,106

	1,130,329	1,002,561

Property and equipment	1,027,658	1,027,112
Accumulated depreciation	(504,642)	(475,882)

	523,016	551,230

Goodwill	107,368	107,852
Intangible assets less accumulated amortization	114,273	117,345
Insurance subsidiary investments	47,242	52,977
Deferred tax assets	111,264	96,252
Other	93,329	87,910

	$2,126,821	$2,016,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$133,025	$158,085
Salaries, wages and other compensation	271,984	280,039
Due to third party payors	32,172	27,784
Professional liability risks	67,974	65,497
Other accrued liabilities	92,108	75,522
Long-term debt due within one year	74	71

	597,337	606,998

Long-term debt	252,052	130,090
Professional liability risks	198,426	184,749
Deferred credits and other liabilities	117,727	98,712

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 40,917 shares – June 30, 2007 and 39,978 shares – December 31, 2006	10,229	9,994
Capital in excess of par value	812,594	793,054
Accumulated other comprehensive income	1,707	1,246
Retained earnings	136,749	191,284

	961,279	995,578

	$2,126,821	$2,016,127

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(61,933)	$29,673	$(54,100)	$53,632
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,682	30,439	61,103	58,893
Amortization of stock-based compensation costs	4,572	5,269	8,152	9,963
Provision for doubtful accounts	9,687	10,172	16,882	18,889
Deferred income taxes	(9,484)	(14,937)	(14,915)	(14,937)
Loss on divestiture of discontinued operations	69,702	308	76,968	151
Other	(863)	155	(1,515)	(1,449)
Change in operating assets and liabilities:
Accounts receivable	1,764	(32,156)	(45,428)	(125,834)
Inventories and other assets	2,808	8,965	(2,910)	(10,012)
Accounts payable	(5,523)	2,390	(16,614)	6,039
Income taxes	10,894	3,386	27,081	19,680
Due to third party payors	6,570	(3,273)	4,388	(6,956)
Other accrued liabilities	13,458	2,219	21,500	10,181

Net cash provided by operating activities	73,334	42,610	80,592	18,240

Cash flows from investing activities:
Purchase of property and equipment	(44,734)	(36,740)	(78,756)	(62,035)
Acquisitions	(175,612)	(508)	(215,254)	(123,581)
Sale of assets	2,740	—	79,906	10,305
Purchase of insurance subsidiary investments	(41,201)	(43,549)	(91,879)	(84,280)
Sale of insurance subsidiary investments	46,797	36,324	98,284	94,884
Net change in insurance subsidiary cash and cash equivalents	(20,312)	2,679	4,681	(5,473)
Net change in other investments	14	1,844	14	1,844
Other	3,691	668	(3,423)	2,960

Net cash used in investing activities	(228,617)	(39,282)	(206,427)	(165,376)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	439,000	408,800	875,800	655,300
Repayment of borrowings under revolving credit	(300,400)	(377,900)	(753,800)	(512,700)
Repayment of long-term debt	(18)	(1,533)	(35)	(2,973)
Payment of deferred financing costs	(235)	(461)	(306)	(947)
Issuance of common stock	8,878	142,898	9,748	143,188
Repurchase of common stock	—	(194,310)	—	(194,310)
Other	5,854	10,201	(8,870)	(8,807)

Net cash provided by (used in) financing activities	153,079	(12,305)	122,537	78,751

Change in cash and cash equivalents	(2,204)	(8,977)	(3,298)	(68,385)
Cash and cash equivalents at beginning of period	19,763	24,012	20,857	83,420

Cash and cash equivalents at end of period	$17,559	$15,035	$17,559	$15,035

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$997,124	$1,040,814	$1,024,144	$1,067,970	$1,108,989	$1,096,245

Salaries, wages and benefits	540,980	561,284	567,716	573,126	603,552	603,047
Supplies	161,125	165,313	168,379	181,509	181,635	181,121
Rent	65,671	71,235	78,458	82,299	84,672	88,273
Other operating expenses	162,185	168,209	168,683	170,405	182,434	177,587
Depreciation and amortization	26,764	28,664	30,808	31,186	28,202	30,388
Interest expense	2,649	3,533	4,667	3,071	3,595	2,692
Investment income	(3,690)	(3,443)	(3,528)	(3,834)	(3,833)	(3,617)

	955,684	994,795	1,015,183	1,037,762	1,080,257	1,079,491

Income from continuing operations before income taxes	41,440	46,019	8,961	30,208	28,732	16,754
Provision for income taxes	17,191	19,555	4,397	8,822	12,207	7,111

Income from continuing operations	24,249	26,464	4,564	21,386	16,525	9,643
Discontinued operations, net of income taxes:
Income (loss) from operations	(447)	3,517	(1,752)	762	(1,426)	(1,874)
Gain (loss) on divestiture of operations	157	(308)	126	(7)	(7,266)	(69,702)

Net income (loss)	$23,959	$29,673	$2,938	$22,141	$7,833	$(61,933)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.66	$0.64	$0.12	$0.55	$0.42	$0.24
Discontinued operations:
Income (loss) from operations	(0.01)	0.08	(0.05)	0.02	(0.03)	(0.05)
Gain (loss) on divestiture of operations	—	(0.01)	—	—	(0.19)	(1.76)

Net income (loss)	$0.65	$0.71	$0.07	$0.57	$0.20	$(1.57)

Diluted:
Income from continuing operations	$0.59	$0.62	$0.11	$0.54	$0.41	$0.24
Discontinued operations:
Income (loss) from operations	(0.01)	0.08	(0.04)	0.02	(0.03)	(0.05)
Gain (loss) on divestiture of operations	—	(0.01)	—	—	(0.18)	(1.71)

Net income (loss)	$0.58	$0.69	$0.07	$0.56	$0.20	$(1.52)

Shares used in computing earnings (loss) per common share:
Basic	36,576	41,695	39,014	39,120	39,212	39,591
Diluted	41,091	42,956	39,769	39,784	39,997	40,645

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$426,269	$435,787	$402,884	$445,730	$459,806	$437,473

Health services division	426,602	459,036	463,944	469,738	485,635	496,399

Rehabilitation division	71,162	74,376	76,003	78,565	83,756	85,288

Pharmacy division	157,214	159,926	170,443	165,025	174,704	173,407

	1,081,247	1,129,125	1,113,274	1,159,058	1,203,901	1,192,567
Eliminations:
Rehabilitation	(51,321)	(54,448)	(54,394)	(55,374)	(58,917)	(59,251)
Pharmacy	(32,802)	(33,863)	(34,736)	(35,714)	(35,995)	(37,071)

	(84,123)	(88,311)	(89,130)	(91,088)	(94,912)	(96,322)

	$997,124	$1,040,814	$1,024,144	$1,067,970	$1,108,989	$1,096,245

Income from continuing operations:
Operating income (loss):
Hospital division	$102,970	$104,772	$73,890	$103,113	$99,748	$85,696	(a)

Health services division	48,077	62,598	59,784	71,393	61,669	71,953	(a)

Rehabilitation division	4,239	8,453	8,857	8,813	10,044	9,097

Pharmacy division	16,729	15,139	16,152	441	9,243	7,883	(b)

Corporate:
Overhead	(37,334)	(43,257)	(37,683)	(38,883)	(37,794)	(38,506)	(a,b,c)
Insurance subsidiary	(1,847)	(1,697)	(1,634)	(1,947)	(1,542)	(1,633)

	(39,181)	(44,954)	(39,317)	(40,830)	(39,336)	(40,139)

Operating income	132,834	146,008	119,366	142,930	141,368	134,490
Rent	(65,671)	(71,235)	(78,458)	(82,299)	(84,672)	(88,273)
Depreciation and amortization	(26,764)	(28,664)	(30,808)	(31,186)	(28,202)	(30,388)
Interest, net	1,041	(90)	(1,139)	763	238	925

Income from continuing operations before income taxes	41,440	46,019	8,961	30,208	28,732	16,754
Provision for income taxes	17,191	19,555	4,397	8,822	12,207	7,111

	$24,249	$26,464	$4,564	$21,386	$16,525	$9,643

(a)	Includes employee severance costs of $1.7 million (hospital division), $0.7 million (health services division) and $1.0 million (corporate overhead).
(b)	Includes professional fees and other costs incurred in connection with the recently completed spin-off of Kindred’s institutional pharmacy business of $2.4 million (pharmacy division) and $0.4 million (corporate overhead).
(c)	Includes an unfavorable judgment rendered in connection with a civil dispute with a hospital vendor of $4.6 million and a favorable settlement of a rehabilitation therapy contract dispute from prior years of $5.5 million.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second
Rent:
Hospital division	$26,134	$29,099	$31,950	$33,903	$34,648	$36,129

Health services division	37,310	39,851	44,053	45,799	47,239	48,985

Rehabilitation division	869	897	932	999	1,069	1,133

Pharmacy division	1,280	1,316	1,448	1,510	1,642	1,943

Corporate	78	72	75	88	74	83

	$65,671	$71,235	$78,458	$82,299	$84,672	$88,273

Depreciation and amortization:
Hospital division	$10,902	$11,452	$12,142	$11,789	$9,083	$10,027

Health services division	8,410	9,302	9,949	10,590	10,981	11,825

Rehabilitation division	80	115	127	211	236	273

Pharmacy division	1,797	1,857	2,594	2,587	2,816	2,760

Corporate	5,575	5,938	5,996	6,009	5,086	5,503

	$26,764	$28,664	$30,808	$31,186	$28,202	$30,388

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$15,365	$14,105	$16,535	$24,149	$20,765	$25,909

Health services division	5,225	11,151	12,849	12,004	6,696	10,460

Rehabilitation division	19	130	146	308	118	253

Pharmacy division	2,057	2,219	2,581	2,994	1,712	1,613

Corporate:
Information systems	2,514	8,958	5,376	11,298	4,457	5,765
Other	115	177	232	567	274	734

	$25,295	$36,740	$37,719	$51,320	$34,022	$44,734

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data:
End of period data:
Number of hospitals	79	79	79	80	81	81
Number of licensed beds	6,127	6,143	6,139	6,199	6,319	6,378

Revenue mix % (a):
Medicare	64	62	60	58	60	58
Medicaid	7	9	10	13	10	10
Private and other	29	29	30	29	30	32

Admissions:
Medicare	7,729	7,278	6,912	7,403	7,745	7,160
Medicaid	913	1,018	1,031	1,023	1,067	1,021
Private and other	1,903	1,944	1,874	1,980	2,278	2,249

	10,545	10,240	9,817	10,406	11,090	10,430

Admissions mix %:
Medicare	73	71	70	71	70	69
Medicaid	9	10	11	10	10	10
Private and other	18	19	19	19	20	21

Patient days:
Medicare	209,795	209,644	198,213	212,602	213,622	205,545
Medicaid	37,608	50,155	51,658	53,650	53,346	52,286
Private and other	65,772	70,440	71,425	75,549	83,292	85,941

	313,175	330,239	321,296	341,801	350,260	343,772

Average length of stay:
Medicare	27.1	28.8	28.7	28.7	27.6	28.7
Medicaid	41.2	49.3	50.1	52.4	50.0	51.2
Private and other	34.6	36.2	38.1	38.2	36.6	38.2
Weighted average	29.7	32.2	32.7	32.8	31.6	33.0

Revenues per admission (a):
Medicare	$35,182	$36,959	$34,788	$35,156	$35,532	$35,373
Medicaid	34,196	40,107	40,599	54,035	42,911	44,265
Private and other	64,701	64,801	64,338	65,753	60,940	61,807
Weighted average	40,424	42,557	41,040	42,834	41,461	41,944

Revenues per patient day (a):
Medicare	$1,296	$1,283	$1,213	$1,224	$1,288	$1,232
Medicaid	830	814	810	1,030	858	864
Private and other	1,872	1,788	1,688	1,723	1,667	1,617
Weighted average	1,361	1,319	1,254	1,304	1,313	1,272

Medicare case mix index (discharged patients only)	1.11	1.12	1.11	1.06	1.11	1.10

Average daily census	3,480	3,629	3,492	3,715	3,892	3,778
Occupancy %	66.1	64.2	62.0	65.9	68.4	65.6

(a)	Includes income related to certain Medicare reimbursement issues of $1.8 million in the first quarter of 2006,
$4.3	million in the second quarter of 2006 and $2.3 million in the fourth quarter of 2006.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	215	215	215	215	223	223
Managed	5	5	5	5	4	4

	220	220	220	220	227	227

Number of licensed beds:
Owned or leased	27,573	27,583	27,583	27,568	28,481	28,477
Managed	605	605	605	605	485	485

	28,178	28,188	28,188	28,173	28,966	28,962

Revenue mix %:
Medicare	36	35	33	34	35	35
Medicaid	45	46	47	46	44	44
Private and other	19	19	20	20	21	21

Patient days (excludes managed facilities):
Medicare	367,955	387,950	367,674	371,975	389,354	390,142
Medicaid	1,347,751	1,413,797	1,442,757	1,434,336	1,405,392	1,417,578
Private and other	370,701	403,844	426,256	426,115	432,145	448,605

	2,086,407	2,205,591	2,236,687	2,232,426	2,226,891	2,256,325

Patient day mix %:
Medicare	18	18	16	17	18	17
Medicaid	64	64	65	64	63	63
Private and other	18	18	19	19	19	20

Revenues per patient day:
Medicare Part A	$378	$379	$382	$399	$406	$408
Total Medicare (including Part B)	413	412	420	436	442	444
Medicaid	144	148	150	150	152	153
Private and other	218	221	220	218	231	237
Weighted average	204	208	208	210	218	220

Average daily census	23,182	24,237	24,312	24,266	24,743	24,795
Occupancy %	87.9	88.3	88.5	88.4	88.2	87.4

Rehabilitation data:
Revenue mix %:
Company-operated	78	78	75	74	74	69
Non-affiliated	22	22	25	26	26	31

Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	30,449	30,287	30,232	30,232	28,341	28,520
Non-affiliated	63,683	65,036	72,268	72,339	74,985	73,951

	94,132	95,323	102,500	102,571	103,326	102,471

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2007 and 2008 – Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges
	2007 (a)				2008
	As of August 7, 2007		As of April 30, 2007		As of August 7, 2007
	Low	High	Low	High	Low	High
Operating income before unallocated corporate overhead	$706	$715	$737	$746	$706	$715
Unallocated corporate overhead	(150)	(152)	(157)	(159)	(150)	(152)

Operating income	556	563	580	587	556	563
Rent	(349)	(349)	(347)	(347)	(356)	(356)
Depreciation and amortization	(118)	(118)	(118)	(118)	(114)	(114)
Interest, net	—	—	(9)	(9)	(2)	(2)

Income from continuing operations before income taxes	89	96	106	113	84	91
Provision for income taxes	38	41	46	49	36	39

Income from continuing operations	$51	$55	$60	$64	$48	$52

Earnings per diluted share	$1.25	$1.35	$1.50	$1.60	$1.15	$1.25

Shares used in computing earnings per diluted share	40.7	40.7	40.0	40.0	41.7	41.7

(a)	Excludes certain disclosed items that reduced net income by approximately $5.8 million or $0.14 per diluted share in the first six months of 2007.